STOCKBACK








                                 CODE OF ETHICS

                                    Covering



                               THE STOCKBACK TRUST

                             STOCKBACK ADVISERS, LLC

                             STOCKBACK CAPITAL, LLC

CONTENTS


I.       Introduction

II.      Confidentiality

III.     STANDARDS OF CONDUCT

IV.      OBLIGATIONS OF DISINTERESTED DIRECTORS OF THE TRUST

V.       RECORDKEEPING REQUIREMENTS


Attachments:

1.       Certificate of Receipt
2.       Annual Compliance Certificate
3.       Proposed Transactions
4.       Quarterly Summary of Securities Transaction Form and New Account Form
5.       Annual / New Covered Person Transaction Report

                                 CODE OF ETHICS

I.   INTRODUCTION

This Code of Ethics sets forth the policies and procedures of the Stockback Trust (the "Trust"), Stockback Advisers, LLC ("the "Adviser"), and Stockback Capital, LLC (each a "Firm" and, collectively, "Stockback") regarding business ethics, confidentiality and trading in securities. These policies and procedures are mandatory and are designed to protect the business interests of each Firm and their respective clients. This Code of Ethics is adopted pursuant to Section 15(f) of the Securities Exchange Act of 1934, Section 204A of the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 ("Investment Company Act").

The provisions of this Code of Ethics apply to "Covered Persons." The term "Covered Persons" generally includes any director, officer or employee of any Firm. The term does not include the "disinterested trustees" of the Trust,(1) although those trustees are subject to certain requirements, as set forth in
Section V of this Code.

Each Covered Person is required to read and understand the policies and procedures contained in this Code of Ethics and sign the Certification attached hereto on page A-1. If you have any questions, please do not hesitate to contact a senior officer of your Firm. Failure to comply with these policies and procedures may subject an employee to civil and criminal liabilities, penalties or fines, imprisonment, legal prohibition against further employment in the securities industry and dismissal from employment for cause. In the event of dismissal for cause, an employee may lose certain benefits from his or her Firm and/or under applicable unemployment insurance laws. The relevant Firm shall investigate any matter for which the facts suggest that the Code of Ethics may have been violated.

All questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to a senior officer of the relevant Firm. All Covered Persons are encouraged to seek advice from counsel with respect to any action or transaction which may violate this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation.

The details set out in this Code of Ethics are in addition to those set out in the Firm's Compliance Manuals, which Covered Persons are also required to read and observe.

--------
1 The term "disinterested trustees" refers to those trustees of the Trust who are not officers, employees or otherwise "Interested Persons" of Stockback as that term is defined in Section 2(a)(19) of the Investment Company Act.

II.      CONFIDENTIALITY

Prohibition on Trading. Confidential information is known by virtually every Covered Person. No confidential information should be used by any Covered Person for any direct or indirect personal benefit during the term of such person's relationship with his or her Firm and after such relationship has ended. This restriction applies regardless of the source of such information and includes trading securities on the basis of such confidential information or advising others to trade on such basis.

When is Information "Confidential"? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be assumed by such Covered Person to be non-public, confidential information. A Covered Person should not regard information as having been "publicly disseminated" unless he or she can point to some fact or event demonstrating that the information is generally available; for example, disclosure of the information in a press release, in daily newspapers or in public disclosure documents such as prospectuses or annual reports. If a Covered Person is unclear whether information is confidential, he or she should consult a senior officer of the relevant Firm.

Confidential information may be related to Stockback, its employees, participating merchants or other business or governmental entities. Examples of confidential information include information concerning the (i) securities transactions of Stockback before they are executed, (ii) policies of participating merchants that are not publicly known and (iii) the operations or condition of any participating merchant.

Procedures Regarding Confidential Information.

 .    Never  disclose  confidential  information  to any outsider  (including any relative of a Covered Person).
 .    Avoid making even casual  remarks  which might  disclose  information  of a confidential nature or allow the appearance of such disclosure. This applies not only during work and in public places, but also at home and in all outside social contacts.
 .    Avoid discussing  confidential matters in public places where outsiders may be present or where unauthorized personnel could obtain confidential information they should not have (e.g., restaurants, building lobbies, theatres, sports arenas, etc.)
 .    Avoid unnecessary copying of confidential documents.
 .    Avoid displaying  documents containing  confidential  information in public places.
 .    Avoid leaving documents containing  confidential  information in conference rooms, on desks or in other locations where they may be seen by outsiders or by unauthorized personnel.
 .    Promptly  destroy extra or unnecessary  documents  containing  confidential information.

III.     STANDARDS OF CONDUCT

          A. General Standards. In connection with the purchase or sale, directly or indirectly, of a "security held or to be acquired" by the Trust, a Covered Person shall not:

1.       use any scheme to defraud the Trust;

2. do anything that would have the effect of defrauding or deceiving the Trust;

3.       falsely state a material fact to the Trust;

4.       omit to state a material  fact to the Trust if the fact is necessary to
         ensure  your   statements   are  not   misleading,   in  light  of  the
         circumstances; or

5.       engage in any manipulative practice with respect to the Trust.

          B. Pre-Approval of Trades in Initial Public Offerings ("IPOs") and Private Placements.(2)

                  Each Covered Person who is: (i) a portfolio manager or otherwise participates in making investment recommendations to the Trust; or
(ii) in a control relationship to the Trust and who obtains information about investment recommendations made to the Trust ("Person Requiring Approval"), must obtain pre-approval, pursuant to the procedures set forth below for the following transactions:

          1. For the acquisition of Beneficial Ownership(3) of any fixed income or equity security in an IPO; and

         2. For the acquisition of Beneficial Ownership of any fixed income or equity security in a private placement.

-----------
2 IPO means an offering of equity or debt securities registered under the Securities Act of 1933 of an issuer not previously subject to reporting requirements. The pre-approval requirement includes transactions in any option to purchase or sell an IPO or private placement security or transactions in any convertible security linked to an IPO or private placement security.

3 If you hold a security in your own account, or for an account in which you have or derive a direct or indirect beneficial ownership, you are deemed to have Beneficial Ownership of that security. Generally, the Securities and Exchange Commission ("SEC") regards a person as having Beneficial Ownership of securities held in the person's own name, as well as securities held in the name of: (a) a spouse or minor child; (b) a relative sharing the same house; or (c) anyone else, if that person obtains benefits substantially equivalent to ownership of the securities or can obtain ownership of the securities immediately or at some future time.

         C. Procedure for Pre-Approval. Each transaction requiring pre-approval should be described on the appropriate form and submitted for approval to the Compliance Officer or his or her delegee. The required form is available from the Compliance Officer or his or her delegee and should be filled out to identify the security, amount and type of transaction.

         Approval or disapproval will be given as quickly as possible and will be based on the determination by the Compliance Officer or his or her delegee that the transaction requiring pre-approval by the Person Requiring Approval does not present a material conflict of interest between Trust investors and the Person Requiring Approval or can be structured so as to avoid presenting such a conflict of interest. Records of such pre-approval determinations, and, if applicable, a description of the rationale for granting pre-approval, will be maintained by the Compliance Officer or his or her delegee pursuant to Article V.

         D.      Required Reports Of Securities Transactions And Holdings

                 General Requirements. As stated below, each Covered Person shall report to the Compliance Officer or his or her delegee, by completing the following reports on the appropriate form, which forms are attached hereto on page A-4 and A-5, with respect to transactions and holdings in any security(4) by such Covered Person, including any Beneficial Ownership in the security.

                 Initial reporting of securities holdings. Each Covered Person shall make an initial report of the following information not later than ten days after the Covered Person becomes a Covered
                 Person:

                           1. The title, number of shares and principal amount of each security in which the Covered Person had any Beneficial Ownership when the person became a Covered Person;

                           2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the Beneficial Ownership of the Covered Person as of the date the person became a Covered Person; and

                           3. The date that the report was submitted by the Covered Person.

--------
 4 "Transactions and holdings in any security" shall include transactions and holdings in any option to purchase or sell a security or transactions and holdings in any convertible security.

                  Quarterly reporting. Each Covered Person shall make a quarterly report of the following information not later than ten days after the end of the calendar quarter in which the transaction to which the report relates.

                           Quarterly Reporting of Securities Transactions. With respect to any securities transactions in which the Covered Person had Beneficial Ownership, such reports shall contain the following information:

                                    1.      The  date  of the  transaction,  the
                                            title,   the   interest   rate   and
                                            maturity date (if  applicable),  the
                                            number  of  shares   and   principal
                                            amount of each security involved;

                                    2.      The nature of the transaction (i.e.,
                                            purchase,  sale or any other type of
                                            acquisition or disposition);

                                    3.      The price  at which the  transaction
                                            was effected;

                                    4.      The name of any  broker,  dealer  or
                                            bank with whom the  transaction  was
                                            effected; and

                                    5.      The   date  that  the  report    was
                                            submitted by the Covered Person.

                                    If no purchases, sales or other transactions
                                    were  effected in the  quarter in  question,
                                    the   Covered   Person   should   check  the
                                    appropriate box on the form.

                           Quarterly reporting of new accounts. With respect to any new account established by a Covered Person in which any securities were held during the quarter for the Beneficial Ownership of the Covered Person, the reports shall contain the following information:

                                    1.      The name of any broker, dealer or
                                            bank with which the Covered Person
                                            established the account;

                                    2.      The    date   the    account     was
                                            established; and

                                    3.      The   date   that    the  report was
                                            submitted by the Covered Person.

                                    If   no   new   securities   accounts   were
                                    established in the quarter in question, the Covered Person should check the appropriate box on the form.

                  Annual reporting of securities holdings. Each Covered Person shall sign the Annual Certification report form, attached hereto on page A-2, and make an Annual Report of the following information not later than ten days after the end of the calendar year for which the report relates (which must be current as of a date no more than 30 days before the report is submitted).

                                    1.      The  title,  number  of  shares  and
                                            principal amount of each security in
                                            which  the  Covered  Person  had any
                                            Beneficial Ownership;

                                    2.      The name of any  broker,  dealer  or
                                            bank  with whom the  Covered  Person
                                            maintains  an  account  in which any
                                            securities   were   held   for   the
                                            Beneficial  Ownership of the Covered
                                            Person; and

                                    3.      The  date  that  the    report   was
                                            submitted.

         E. Exceptions to Reporting Requirements. No reporting by a Covered Person shall be required with respect to transactions in mutual funds, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, or commercial paper.

         F. Responsibility for Administration of the Code. The Compliance Officer or his or her delegee shall be responsible for the administration of this Code of Ethics and shall take all steps necessary to implement the provisions of the Code, including the following:

                  1. Review of Reports Filed. Reviewing all reports filed under the Code, determining whether all required reports have been filed and obtaining from Covered Persons copies of any overdue reports that have not yet been filed.

                  2. Remedial Actions and Sanctions for Violations of the Code. Determining whether the conduct of a Covered Person has violated any provision of the Code and, after consultation with other members of management of the Firm as necessary, deciding on the appropriate action to be taken in response to such violations.

                  3. Annual Reports to the Trust's Board of Trustees. Preparing and providing to the Board of Trustees of the Trust, no less frequently than annually, a written report to the Board describing any issues that have arisen under this Article III of this Code of Ethics (Standards of Conduct -- Personal Securities Activities) since the last such report to the Board, including, but not limited to, information about material violations of this Article III by Covered Persons and remedial actions taken and sanctions imposed in response to those violations.

IV.      OBLIGATIONS OF DISINTERESTED TRUSTEES OF THE TRUST.

         A. Obligation to Avoid the Disclosure or Misuse of Confidential Information. To the extent that a disinterested trustee of the Trust should learn of any confidential information, that trustee should conduct himself or herself in accordance with the terms of Article I of this Code.

         B. Applicability of General Standards Relating to Personal Securities Activities. Each disinterested trustee shall be deemed to be a Covered Person solely for purposes of Article III, Section A of this Code relating to purchases or sales of securities held or to be acquired by the Trust.

         C. Reporting of Trades Where Director has Actual Knowledge of Trust Holdings. If a disinterested trustee learns or, in the ordinary course of fulfilling his or her official duties as a Trust trustee, should have known, that during the 15 day period immediately before or after the trustee's transaction in a security, the Trust purchased or sold the same security, or the Trust or the Adviser considered purchasing or selling the same security, then the trustee shall prepare and file with the Trust a quarterly transaction report in accordance with Article III, Section D of this Code of Ethics.

V.       RECORDKEEPING REQUIREMENTS.

         The Compliance Officer or his or her Delegee shall preserve in an easily accessible place for five years:

         A.       This Code of Ethics and any prior version;

         B. A list of persons who were required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports;

         C.       A copy of each report made pursuant to this Code of Ethics;

         D. A record of any violation of this Code of Ethics and any action taken thereon;

         E. A record of any decision and, if applicable, the reasons supporting the decision, to approve the acquisition by Persons Requiring Approval of IPO or private placement securities under Article III of this Code of Ethics; and

         F. A copy of each annual certification report made pursuant to Rule 17j-1(c)(2)(ii).

         G. The Compliance Officer or his or her Delegee is responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person's records will be accessible only to the Covered Person, the Compliance Officer or his or her Delegee and senior management of the firm. Records maintained pursuant to this Code will be maintained for five years.

                                 Code of Ethics

                            Certification of Receipt


I _________ certify that I have received and reviewed a copy of the Code of Ethics (the "Code") of the Stockback Trust, Stockback Advisers, LLC and Stockback Capital, LLC and that I understand the requirements therein and agree to be bound by its terms.







----------------                        ----------------------------
Date                                    Signature of Covered Person




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                                 Code of Ethics

                          Annual Compliance Certificate

                                      2000


I _________ certify that I have received and read a copy of the Code of Ethics (the "Code") of the Stockback Trust, Stockback Advisers, LLC and Stockback Capital, LLC and agree to be bound by the Code. I further certify that no breach of this Code has occurred or is occurring and understand that any such breach of the Code is grounds for immediate dismissal for cause. I also certify that I have met all the reporting requirements of the Code.









-------------------                     ---------------------------------
Date                                    Signature of Covered Person


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                            PROPOSED TRANSACTIONS IN

                           INITIAL PUBLIC OFFERINGS OR
                               PRIVATE PLACEMENTS



Name of Person Requiring Approval:





Purchase or Sell   (circle one)


Expected                                       Par
execution date        Dealer/Broker            value      Security description
--------------       -------------             -----      --------------------

















Person Requiring Approval signature:  __________________________


Approved by:  _____________________________
              Compliance Officer

                   Summary of PERSONAL Investment Transactions
                          Quarter Ending _______, 2000

              Name (please print): ________________________________

Please check as applicable (refer to note below):        ___  No transactions to report.  ___     Transactions to report as follows:



                                                                Number of Shares/
                                  Date        Par Amount               Name /Security Description    Price     Dealer/ Broker/Bank
FIXED INCOME SECURITIES
------------------------------ ----------- ---------------------- -------------------------------- ---------- ----------------------
         Purchases
------------------------------ ----------- ---------------------- -------------------------------- ---------- ----------------------
         Sales
------------------------------ ----------- ---------------------- -------------------------------- ---------- ----------------------

EQUITY SECURITIES

         Purchases
------------------------------ ----------- ---------------------- --------------------------------- ---------- ---------------------
         Sales
------------------------------ ----------- ---------------------- --------------------------------- ---------- ---------------------

OTHER TRANSACTIONS

------------------------------ ----------- ---------------------- --------------------------------- ----------- --------------------

         Purchases
------------------------------ ----------- ---------------------- --------------------------------- ------------ -------------------
         Sales
------------------------------ ----------- ---------------------- --------------------------------- ------------ -------------------


Has a new account been opened during the past quarter?                                  Yes _____         No _____
If the answer to the question above is yes, please indicate the following:

Name of Broker:_______________________________                                  Date Account Established:

Signature:  ___________________________________                                   Date:  __________________________________________


*Shares of mutual funds, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, and commercial paper are not included.

                          Report of Securities Holdings



Name (please print)        _____________________________________


Security          Number of Shares          Principal Amount                            Broker/Dealer Bank













Check here if     _____ Initial Report
                  _____ Annual Report

Signature: _____________________________________              Date:    _____________________________________


*Mutual fund shares, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, and commercial paper do not need to be included.